                                                                    EXHIBIT 99.A



                               OPTION AGREEMENT

     This OPTION AGREEMENT, dated as of May 21, 2001 (the "Agreement"), is by and between Bill LeVine, Trustee of 1982 Bill and Bonnie LeVine Trust (the "Optionor") and William A. Wilkerson and/or his assigns (the "Optionee"). Each of Optionor and Optionee are also hereafter referred to individually as a "Party" and collectively as the "Parties".

     WHEREAS, Optionor owns 623,782 shares of common stock, par value U.S. $0.04 per share (the "Company Shares"), of BCT International, Inc., a Delaware corporation (the "Company"); and

     WHEREAS, Optionor desires to grant to Optionee an option (the "Option") to purchase all of the Company Shares upon the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions hereinafter set forth, intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

          1.1. Certain Definitions.  Capitalized terms used in this Agreement
               -------------------
shall have the meanings set forth below:

          "Affiliate" shall mean, with respect to any Person at any time, any
           ---------
other Person that, alone or together with any other Person, directly or indirectly through one or more intermediaries controls, or is controlled by or is under common control with, such Person. For purposes of this definition, "control" (including the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Persons shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities, by contract, agency or otherwise. Without limiting the generality of the foregoing, shareholders, partners, officers and directors of any Person shall be deemed to be Affiliates of any such Person.

          "Applicable Law" shall mean all applicable constitutions, treaties,
           --------------
statutes, laws, ordinances, rules, regulations, directives, administrative requirements, codes, orders, judgements, injunctions, decrees and by-laws of any Governmental Authority.

          "Business Day" shall mean (a) any day excluding Saturday, Sunday and
           ------------
any day which shall be a legal holiday in California or (b) a day on which commercial banks in California are authorized or required by law or other government actions to close.

          "Company Shares" shall have the meaning specified in the recitals
           --------------
hereto.

          "Exercise Notice" shall have the meaning specified in Section 2.1(a)
           ---------------
herein.

          "Exercise Price" shall have the meaning specified in Section 2.1
           --------------
herein.

          "Expenses" shall have the meaning specified in Section 7.1 herein.
           --------

          "Governmental Authority" shall mean any national, state, regional,
           ----------------------
local or other government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal or judicial body of the United States, any other country or any other jurisdiction or subdivision of the United States or such other country.

          "Indemnified Parties" shall have the meaning specified in Section 7.1
           -------------------
herein.

          "Indemnifying Parties" shall have the meaning specified in Section 7.2
           --------------------
herein.

          "Lien" as to any Person, shall mean any mortgage, lien, pledge,
           ----
charge, claim, preferential payment arrangement, security interest, agreement, other encumbrance, or preferential agreement having the effect of constituting a security interest, including without limitation, any equivalent interest or right created or arising under the laws of any country where the Person owns property.

          "Losses" shall have the meaning specified in Section 7.1 herein.
           ------

          "Note" shall mean that certain Promissory Note, in substantially the
           ----
form of Exhibit "A" hereto, executed by the Optionor in the amount of the aggregate Exercise Price and payable to the Optionee.

          "Option" shall have the meaning specified in Section 2.1(a) herein.
           ------

          "Option Closing" shall have the meaning specified in Section 2.1(a)
           --------------
herein.

          "Option Exercise Period" shall have the meaning specified in Section
           ----------------------
2.1(a) herein.

          "Optionee Indemnified Parties" shall have the meaning specified in
           ----------------------------
Section 7.1 herein.

          "Optionor Indemnified Parties" shall have the meaning specified in
           ----------------------------
Section 7.1 herein.

          "Person" shall mean any natural person, corporation, association,
           ------
partnership, organization, business, firm, joint venture, trust, unincorporated organization or any other entity or organization, including a government, or any political subdivision, department or agency of any government.

          "Rights" shall have the meaning specified in Section 3.3 herein.
           ------

          "Securities Act" shall mean the United Stated Securities Act of 1933,
           --------------
as amended.

          1.2. Other Terms.  Other terms may be defined elsewhere in the text of
               -----------
this Agreement and, unless otherwise indicated, shall have such meaning throughout this Agreement.

          1.3. Other Definitional Provisions.  The words "hereof," "herein," and
               -----------------------------
"hereunder" and words of similar import shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

          1.4. Titles and Subtitles.  The titles of the paragraphs and
               --------------------
subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

                                   ARTICLE II

                                     OPTION

          2.1. Option.    For $10.00 and other good and valuable consideration
               ------
the receipt of which is hereby
acknowledged, Optionor hereby grants to Optionee an unconditional, irrevocable option (the "Option") to purchase all of the Company Shares, for a per share price equal to U.S.$1.75 (the "Exercise Price").

          (a) Optionee may exercise the Option in whole at any time or from time to time beginning 90 days from the date of this Agreement until ten Business Days thereafter (the "Option Exercise Period"). In the event Optionee desires to exercise the Option, it will deliver to Optionor a written notice of exercise (the "Exercise Notice") within the Option Exercise Period and setting a date for the closing (the "Option Closing") under the Option, which date shall be five Business Days from the date of the Exercise Notice.

          (b) The Option Closing shall occur at the offices of Adorno & Zeder, P.A., or such other place as the Parties shall agree. At the Option Closing, Optionee shall deliver to the Optionor the Note evidencing payment of the aggregate Exercise Price. The Optionor shall take all further actions requested by Optionee to transfer and register ownership of the Company Shares in the name of Optionee.

          2.2. Equitable Adjustment.  Notwithstanding anything to the contrary,
               --------------------
the number and type of Company Shares subject to the Option and rights of Optionee hereunder shall be equitably adjusted in the event of a merger, consolidation, recapitalization, stock split, stock swap, stock dividend, other distribution or transaction with respect to the Company or the Company Shares. Optionee shall have the right to purchase any securities, cash or other assets into which or for which the Company Shares (or any subsequent securities or assets) are converted or otherwise exchanged pursuant to any of the foregoing transactions under the same terms and conditions of the Option.

          2.3. Dividends and other Distributions.  Notwithstanding anything else
               ---------------------------------
contained herein, all dividends and other distributions (whether payable in cash, stock or other securities of the Company) declared or payable prior to the exercise of the Option in respect of any Company Shares shall be paid to Optionor.

                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES
                                  OF OPTIONOR

     Optionor represents and warrants to Optionee as follows:

          3.1.  Ownership of Company Shares.  Optionor directly owns, and will
                ---------------------------
directly own at all times prior to the exercise of the Option, all of the Company Shares, free and clear of all Liens. Additionally, after the exercise of the Option, Optionee shall be the legal and record owner of the Shares, and shall be entitled to vote the Shares, to receive dividends and other distributions thereon (including interest); and to enjoy all other rights and privileges incident to the ownership of the Shares.

          3.2.  Authority to Perform and Execute; Binding Nature.  Optionor has
                ------------------------------------------------
all requisite right, power and authority and full legal capacity to enter into this Agreement, to carry out his obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Optionor and constitutes a legal, valid and binding obligation of the Optionor enforceable against Optionor in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency (including without limitation all laws relating to fraudulent transfers), moratorium, restructuring or similar laws affecting creditors' rights and remedies generally.

          3.3.  Shareholders' Agreements.  There are no existing options,
                ------------------------
warrants, calls, preemptive rights, rights of first refusal or offer, subscriptions or other rights, agreements, arrangements or commitments of any character, relating to the Company Shares and there are no outstanding contractual obligations to repurchase, redeem or otherwise acquire any Company Shares (collectively, "Rights").

          3.4.  Capitalization; No Liens. All the Company Shares have been duly
                ------------------------
authorized and are validly
issued, fully paid and nonassessable and have been issued, offered and sold in compliance with all Applicable Laws concerning the issuance of securities and have not been issued, offered or sold subject to or in violation of any Rights. Upon the delivery of the Company Shares to Optionee, at the Option Closing, Optionee will own the Company Shares, free and clear of all Liens.

                                  ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF OPTIONEE

          Optionee hereby represents and warrants to Optionor:

          4.1.  Authority to Perform and Execute; Binding Nature.  Optionee has
                ------------------------------------------------
all requisite right, power and authority and full legal capacity to enter into this Agreement, to carry out his obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Optionee and constitutes a legal, valid and binding obligation of Optionee, enforceable against the Optionee in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency (including without limitation all laws relating to fraudulent transfers), moratorium, restructuring or similar laws affecting creditors' rights and remedies generally.

          4.2.  Securities Act.  Optionee is purchasing the Company Shares
                --------------
solely for his own account as an investment and not with a view to any distribution or resale of the Company Shares in any manner that would be in violation of the Securities Act.

          4.3.  Investment Experience; No Reliance.  Optionee is an "accredited
                ----------------------------------
investor" as such term is defined for purposes of Securities Act. Optionee acknowledges that it is able to fend for itself, and bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Company Shares. Optionee further represents that it has had an opportunity to ask questions and receive answers from the Optionor regarding the Company Shares and the condition of the Company.

                                   ARTICLE V

                               CERTAIN COVENANTS

          5.1.  Waivers.  On or before the Option Closing, the Parties shall use
                -------
their best efforts to obtain the appropriate waivers or releases necessary to execute, deliver and perform each of their obligations under this Agreement, including, without limitation, the sale, conveyance, assignment, transfer and delivery of the Company Shares to Optionee pursuant to the terms of this Agreement.

          5.2.  Ownership of Company Shares.  Optionor shall own at all times
                ---------------------------
all of the Company Shares until the expiration of the Option Exercise Period, and shall take no action to alienate the Company Shares.

          5.3.  Transfer of Company Shares.  Optionor shall take any and all
                --------------------------
actions to deliver and transfer, on the date of the Option Closing, in accordance with the terms of this Agreement, possession of the Company Shares to Optionee, free and clear of all Liens.

          5.4.  Parties' Covenants.  The Parties hereto covenant and agree that,
                ------------------
at all times from and after the date hereof, they will comply with all covenants and provisions of this Agreement.

                                  ARTICLE VI

                       CONDITIONS TO THE OPTION CLOSING

          6.1.  Conditions to the Obligations of Optionee at the Option Closing.
                ---------------------------------------------------------------
The obligations of Optionee at the Option Closing are subject to the fulfillment or waiver by Optionee, prior to or at the Option Closing, of the following conditions:

               (a)  Representations and Warranties.  The representations and
                    ------------------------------
warranties of Optionor contained in this Agreement shall be true and correct in all material respects when made, at the time of the Option Closing.

               (b)  Performance.  Optionor shall have performed and complied
                    -----------
with all of its obligations under this Agreement.

               (c)  Consents and Waivers. Optionor shall have obtained any and
                    --------------------
all consents, permits and waivers, approvals or authorizations of all third parties and Governmental Authorities required in connection with the execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby.

               (d)  No Order.  There shall not (i) be in effect any statute,
                    --------
regulation, order, decree or judgment of any Governmental Authority which makes illegal or enjoins or prevents the consummation of the transactions contemplated by this Agreement or (ii) have been commenced or threatened any action or proceeding by any Governmental Authority which seeks to prevent or enjoin the transactions contemplated by this Agreement.

          6.20. Conditions to the Obligations of Optionor at the Option Closing.
                ---------------------------------------------------------------
The obligations of Optionor at the Option Closing are subject to the fulfillment or waiver by Optionor prior to or at the Option Closing, of the following conditions:

               (a)  Representations and Warranties.  The representations and
                    ------------------------------
warranties of the Optionee contained in this Agreement shall be true and correct in all material respects when made and at the time of the Option Closing.

               (b)  Performance.  Optionee shall have performed and complied
                    -----------
with all of its obligations under this Agreement.

               (c)  No Order.  There shall not (i) be in effect any statute,
                    --------
regulation, order, decree or judgment of any Governmental Authority which makes illegal or enjoins or prevents the consummation of the transactions contemplated by this Agreement or (ii) have been commenced or threatened any action or proceeding by any Governmental Authority which seeks to prevent or enjoin the transactions contemplated by this Agreement.

               (d) Initial Payment under Note. At the Option Closing, the
                   --------------------------
Optionee shall pay to the Optionor $45,484.10 by cashiers' check or wire transfer of funds.

                                  ARTICLE VII

                                INDEMNIFICATION

          7.1.  Indemnification.  Optionor shall indemnify, defend and hold
                ---------------
harmless Optionee, its employees, Affiliates, controlling persons, agents and representatives and any family relations thereof and their successors and assigns (collectively, the "Optionee Indemnified Parties") from and against any and all losses, claims, damages, liabilities, obligations, penalties, judgments, awards, costs, expenses and disbursements (and any and all actions, suits, proceedings and investigations in respect thereof and any and all reasonable legal and other costs, reasonable expenses or disbursements in giving testimony or furnishing documents in response to a subpoena or otherwise) (collectively, "Losses"), including, without limitation, the reasonable costs, expenses and disbursements as and when incurred, of investigating, preparing or defending any such action, suit, proceeding or investigation (whether or not in connection with litigation in which the party requesting indemnification is a party), directly or indirectly, caused by, relating to, based upon, arising out of or in connection with litigation in which the party requesting indemnification in connection with the breach in any material respect of any representations, warranties, covenants or agreements as set forth in this Agreement or other agreements and instruments referred to herein (collectively, "Expenses"). Optionee shall indemnify, defend and hold harmless Optionor, its shareholders, directors, officers, employees, Affiliates, controlling persons, agents and representatives and any family relations thereof and their successors and assigns (collectively, the "Optionor Indemnified Parties" and which along with the Optionee Indemnified Parties, may be referred to as the "Indemnified Parties") from and against any and all Losses and Expenses. No election by an Indemnified Party or commencement or completion of any action by an Indemnified Party shall act as a bar or a defense to an Indemnified Party proceeding to seek indemnification from any other Person pursuant to this Section 7.1.

           7.2. Indemnification Procedures; Third Party Claims.  An Indemnified
                ----------------------------------------------
Party shall give the party from which indemnification under this Article VII is sought (the "Indemnifying Party") prompt written notice following actual knowledge of any claim, assertion, event or proceeding concerning any liability or damage as to which the Indemnified Party may request indemnification from the Indemnifying Parties hereunder; provided, however, that any failure by the
                                --------  -------
Indemnified Party to notify he Indemnifying Parties shall not relieve he Indemnifying Parties from their respective obligations hereunder, or from any other obligation or liability that the Indemnifying Parties may have to the Indemnified Party unless such failure materially prejudices the Indemnifying Parties. Upon such written notice of any such action or proceeding, the Indemnifying Parties may assume the defense thereof at their own expense with counsel chosen by such Indemnifying Parties; provided, however, such counsel
                                             --------  -------
shall be subject to the prior reasonable approval of the Indemnified Party. If the Indemnifying Parties do not timely provide such defense for the Indemnified Party, with respect to any action, suit, proceeding or investigation to which any Indemnified Party is also a party, the Indemnified Party may assume the defense thereof with counsel chosen by the Indemnified Party, at the reasonable expense of he Indemnifying Parties. In the circumstances referred to in the immediately preceding sentence, if the Indemnified Party does not assume such defense, the Indemnifying Parties, shall not, without the prior written consent of the Indemnified Party, settle or compromise any claim, or permit a default or consent to the entry of any judgment in respect thereof, unless such settlement, compromise or consent includes, as an unconditional term thereof, the giving by the claimant to the Indemnified Parties, of an unconditional release from all liability in respect of such claim.

                                 ARTICLE VIII

                                 MISCELLANEOUS
                                 -------------

           8.1. Survival of Representations and Warranties; Severability.  All
                --------------------------------------------------------
representations and warranties made by Optionee and Optionor contained in this Agreement or other agreement delivered pursuant hereto or made in writing by or on behalf of Optionee or Optionor in connection with the Option otherwise shall survive the execution and delivery of this Agreement.

           8.2. Descriptive Headings.  The descriptive headings of the several
                --------------------
sections and paragraphs of this Agreement are inserted for reference only and shall not limit or otherwise affect the meaning hereof.

           8.3. Consent to Jurisdiction.    Any action or proceeding against any
                -----------------------
Party relating in any way to this Agreement may be brought and enforced in the courts of the State of California or federal courts of the United States for the Central District of California at Riverside, and each Party hereby irrevocably submits to the jurisdiction of each such court in respect of any such action or proceeding. Any service of such process or summons may be served by mailing a copy thereof by registered mail, or a form of mail substantially equivalent thereto, addressed to it at its address as provided for notice hereunder.

               (a) Each Party irrevocably waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of venue of any such action or proceeding in the courts of the State of California or federal courts of the United States for the Central District of California at Riverside and any claim that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

               (b) Each Party further irrevocably waives, to the fullest extent permitted by Applicable Law, any claim that any action or proceeding commenced by any other Party in California relating in any way to this Agreement should be dismissed or stayed by reason, or pending the resolution of, any action or proceeding commenced by Optionee (other than in a court referred to in Section 8.3(a)) relating in any way to this Agreement, whether or not commenced earlier. To the fullest extent permitted by Applicable Law, each Party shall take all measures necessary for any such action or proceeding commenced by any other Party in California to proceed to judgment prior to the entry of judgment in any such action or proceeding commenced by such Party. Each Party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

               (c) Each Party hereto irrevocably waives any right it may now or hereafter have to a trial by jury in respect of this Agreement.

          8.4.  Governing Law. This Agreement shall be governed by and construed
                -------------
and enforced in accordance with, and the rights of the Parties shall be governed by, the laws of the State of California, without regard to the principles of conflicts of law.

          8.5.  Severability.  In the event that any one or more of the
                ------------
provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the Parties shall negotiate in good faith with a view to the substitution therefor of a suitable and equitable solution in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid provision; provided, however, that the validity, legality and enforceability of any such
--------  -------
provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

          8.6.  Entire Agreement.  This Agreement, together with the other
                ----------------
agreements referred to herein, is intended by the Parties hereto as a final and complete expression of their agreement and understanding in respect to the subject matter contained herein. This Agreement supersedes all prior agreements and understandings, written or oral, between the Parties with respect to such subject matter.

          8.7.  Counterparts; Facsimile.  This Agreement may be executed in two
                -----------------------
or more counterparts (including by facsimile), each of which shall be deemed an original, but all of which together shall constitute one instrument.

          8.8.  Delays or Omissions. No delay or omission to exercise any right,
                -------------------
power or remedy on the part of any Party upon any breach or default of any other Party to this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or if in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on the part of any Party of any breach or default under this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing and that all remedies either under this Agreement, or by law otherwise afforded to any Party, shall be cumulative and not alternative.

          8.9.  Fees and Expenses.  Whether or not this Agreement and the
                -----------------
transactions contemplated hereby are consummated, and except as otherwise expressly set forth herein, all costs and expenses (including legal and financial advisory fees and expenses) incurred in connection with, or in anticipation of, this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such expenses.

          8.10. Binding Nature of Agreement.  This Agreement shall be binding
                ---------------------------
upon and inure to the benefit of and be enforceable by the Parties hereto, their successors and permitted assigns.

          8.11. Assignment. None of Optionor and Optionee may assign or transfer
                ----------
this Agreement or any of their respective rights hereunder without the prior written consent of the other Party.

          8.12. Amendment and Waiver.  Any provision of this Agreement may be
                --------------------
amended if, but only if, such amendment is in writing and is signed by all the Parties. Any provision may be waived if, but only if, such waiver is in writing and is signed by or on behalf of the Party waiving such provision.

          8.13. Third Party Beneficiaries.  Nothing in this Agreement shall
                -------------------------
convey any rights upon any Person or entity which is not a party to this Agreement.

          8.14. Notices.  All notices and other communications given or made
                -------
pursuant hereto or pursuant to any other agreement among the parties, unless otherwise specified, shall be in writing and shall be deemed to have been duly given or made if sent by facsimile transmission (with confirmation in writing), delivered personally or by courier to the parties at the facsimile transmission number or address set forth below or at such other numbers or addresses as shall be furnished by the parties by like notice, and such notice or communication shall be deemed to have been given or made upon receipt:

     If to Optionor, to:

     Bill LeVine
     2299 Caliente Drive
     Palm Springs, California 92264
     Telephone: 760-320-4092
     Facsimile: 760-323-4903

     with a copy to:
     Law Offices of Jeffrey E. Fromberg
     2825 E Tahquitz Canyon Way Suite D1
     Palm Springs, California 92262-6908
     Attention: Jeffrey E. Fromberg
     Telephone: 760-320-2804
     Facsimile: 760-320-4159

     If to Optionee, to:

     William A. Wilkerson
     BCT International, Inc.
     3000 N.E. 30th Place
     Fifth Floor
     Fort Lauderdale, Florida 33306
     Telephone: 954-563-1224
     Facsimile: 954-565-0742

     with a copy to:

     Adorno & Zeder, P.A.
     2601 South Bayshore Drive
     Suite 1600
     Miami, Florida 33133
     Attention: Dennis J. Olle
     Telephone: (305) 858-5555
     Facsimile: (305) 858-4777

          8.15. Specific Performance.  Without limiting the rights of each Party
                --------------------
hereto to pursue all other legal and equitable rights available to such Party for any other Parties' failure to perform their obligations under this Agreement, the Parties hereto acknowledge and agree that the remedy at law for any failure to perform their obligations hereunder would be inadequate and that each of them shall be entitled to specific performance, injunctive relief or other equitable remedies in the event of any such failure. To the extent any of the Parties may be entitled to the benefit of any provision of law requiring any party in any suit, action or proceeding arising out of or in connection with this Agreement or any of the transactions contemplated hereby to post security for litigation costs or otherwise post a performance bond or guaranty or to take any similar action, each Party hereby irrevocably waives such benefit, in each case to the fullest extent now or hereafter permitted under the laws of any such other jurisdiction.

          8.16. Prevailing Party.  In the event of a dispute under this
                ----------------
Agreement, the prevailing party shall be entitled to recover from the other party, its reasonable attorneys' fees and related costs, at all trial and appellate levels.

          8.17. Construction.  The parties have participated jointly in the
                ------------
negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The specifications of any dollar amount in the representations and warranties or otherwise in this Agreement is not intended and shall not be deemed to be an admission or acknowledgment of the materiality of such amounts or items, nor shall the same be used in any dispute or controversy between the parties to determine whether any obligation, item or matter (whether or not described herein or included in any schedule) is or is not material for purposes of this Agreement.

          8.18. Further Actions. The parties shall execute and deliver any other
                ---------------
instruments or documents and take any further actions after the execution of this Agreement, which may be reasonably required for the implementation of this Agreement and the transactions contemplated hereby.

          8.19. Confidentiality.  Except as required by law or by any stock
                ---------------
exchange, none of the Parties hereto shall disclose to any Person, issue any press release or make any other public statement or announcement relating to or connected with or arising out of this Agreement or the matters contained herein without obtaining the prior written approval of the other Party hereto to the contents and the manner of presentation and publication thereof. If disclosure is required by law or by any stock exchange, the disclosing Party shall consult in advance with the other Party hereto and shall provide such Party with a copy of the proposed statement or announcement and attempt in good faith to reflect such other Parties' concerns in the required disclosure. The foregoing shall not be construed to prohibit disclosure (a) to any Affiliate of the Parties; (b) in connection with any action or proceeding to which a Party or any of its Affiliates, officers or directors is a Party; (c) to the Parties' respective legal counsel, auditors and lenders; or (d) to any governmental agency or regulatory or self-regulatory body having or claiming authority to regulate or oversee any aspect of the business of any Party or its Affiliates.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date first above written.

                           OPTIONOR:


                           By:   /s/ Bill Levine
                                 Bill LeVine, Trustee
                                 1982 Bill and Bonnie LeVine Trust


                           OPTIONEE:


                           By:   /s/ William A. Wilkerson
                                 William A. Wilkerson

                            FORM OF PROMISSORY NOTE

$1,046,134.40                      [first day of month following Option Closing]

          FOR VALUE RECEIVED, William A. Wilkerson, his successors and assigns (the "Obligor") promises to pay to the order of Bill LeVine, Trustee, 1982 Bill and Bonny LeVine Trust ("Payee"), at the address of Payee at 2299 Caliente Drive, Palm Springs California 92264, or at such other place as the holder of this Note hereof may from time to time designate in writing, the principal sum of One Million Forty Six Thousand One Hundred Thirty Four Dollars and Forty Cents ($1,046,134.40) or such other amounts advanced hereunder, together with interest on the principal balance outstanding at the rate of eight percent (8%), as follows:

          Interest and principal on this Note shall be payable monthly without setoff, deduction or counterclaim on the first business day of each month, in 23 equal monthly payments of principal plus accrued interest, commencing ______ , 2001. Payments hereunder shall be in default if not received within fifteen (15) days from the due date. This Note shall be payable in full two years from the date hereof (the "Maturity Date").

          On the Maturity Date, this Note shall mature and the entire unpaid principal balance together with accrued interest shall be due and payable in full. This Note may be prepaid in whole or in part at any time without premium or penalty. This Note shall be assignable solely by the Payee, and upon notice of such assignment the Obligor shall make payment to the assignee at the assignee's address.

          The obligations hereunder are secured by that certain Stock Pledge Agreement entered into as of May ____, 2001, by and between Obligor and Payee, their successors, endorsees and assigns.

          If a Default, as defined below, occurs, the whole of the principal sums then remaining unpaid hereunder, together with all interest accrued thereon, and all other sums owing hereunder shall immediately become due and payable without notice, and liens given to secure the payment of this may be foreclosed. From and after default of this Note irrespective of any demand or notice, the entire principal remaining unpaid hereunder shall bear an augmented annual interest rate equal to the highest applicable lawful rate or if there is no such rate, at eighteen percent (18%) per annum.

Failure of the Obligor to pay in full any principal or interest due hereunder or within any applicable grace period or under any other obligation of the Obligor to Payee promptly when it becomes due, whether by acceleration or otherwise shall constitute a "Default" hereunder.

          In the event that the Obligor fails to timely make any payments as required under this Note ("Failure"), Obligor shall be entitled to make such payment within sixty (60) days of the due date of such payment ("Grace Period"); provided, however, that this Grace Period shall only be valid for three separate Failures. Upon the fourth Failure, Obligor shall be in immediate default, and this Note will accelerate and the full amount will be due immediately without notice.

          Upon any default of the Obligor under this Note, the holder of this Note shall be entitled to demand payment of the entire unpaid balance and any accrued interest hereunder as well as exercise any remedies available to it under the terms hereof.

          If this Note is placed in the hands of an attorney for collection or is collected through any legal proceedings (whether suit be brought or not), the undersigned, and any separate endorser or guarantor, jointly and severally, promises to pay (in addition to costs and disbursements otherwise allowed), all reasonable costs of collection, including to the extent permitted by law, reasonable attorneys' fees and court costs, including fees and costs incurred for appellate procedures.

          The Obligor waives presentment, protest and demand, notice of protest, demand, maturity, dishonor and nonpayment of this Note, and any other notice or further requirement necessary to hold it liable for payment.

          The holder of this Note shall not by any act, delay, omission or otherwise be deemed to have waived any of its right or remedies, and no waiver of any kind shall be valid, unless in writing and signed by the holder of this Note. The holder of this Note shall be entitled to all the rights of a holder in due course of a negotiable instrument. Any notice required to be given to any person shall be deemed sufficient if mailed, postage pre-paid, to such person's address as it appears on this Note, or, if none appears, to any address for such person appearing in the files of the holder of this Note.

          This Note shall be governed by and construed and interpreted in accordance with the substantive laws of the State of California without regard to any conflict of law provisions. Should any provision (or any part of any provision) within this Note be held unconstitutional or otherwise null, void or unenforceable by a tribunal of competent jurisdiction, said provision or part of said provision thereof shall be severed from this Note, and the remainder of this Note shall continue to be in full force and effect.

          THE UNDERSIGNED HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH ANY OTHER AGREEMENT, DOCUMENT OR INSTRUMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR PAYEE ENTERING INTO THE TRANSACTIONS REPRESENTED BY THIS NOTE.

                                    PAYEE:

                                    By:__________________________________
                                    Name:________________________________